UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 23, 2011 (May 20, 2011)

KEATING CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-53504	26-2582882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5251 DTC Parkway, Suite 1000
Greenwood Village, CO  80111
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 889-0139

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders.

On April 20, 2011, the Company filed a Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the Annual Meeting of Stockholders to be held on May 20, 2011 (“Annual Meeting”). The Proxy Statement described in detail the two proposals presented to the Company’s stockholders at the Annual Meeting.  The Board of Directors fixed the close of business on April 15, 2011 as the record date (the “Record Date”) for identifying those stockholders entitled to notice of, and to vote at, the Annual Meeting. A total of 4,932,910.776 shares of common stock were entitled to vote at the Annual Meeting

On May 20, 2011, the Company held its Annual Meeting of Stockholders at the Company’s corporate headquarters.  Each proposal presented to the stockholders at the Annual Meeting was approved. The final voting results for each of the proposals were as follows:

Proposal 1 - The Company’s stockholders elected five directors to serve one-year terms or until their respective successors are duly elected and qualified. The tabulation of votes was:

Name	Votes For	Votes Withheld	Broker Non-Votes

Taylor Simonton	2,591,808.492	41,225.269	2,299,877.015

William F. Owens	2,591,808.492	41,225.269	2,299,877.015

Andrew S. Miller	2,596,783.761	36,250.000	2,299,877.015

Timothy J. Keating	2,594,383.761	38,650.000	2,299,877.015

Ranjit P. Mankekar	2,595,708.492	37,325.269	2,299,877.015

Proposal 2 - The Company’s stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Votes For	Votes Against	Abstain
2,568,881.927	17,400.000	46,751.834

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEATING CAPITAL, INC.

Date: May 23, 2011	By:	/s/ Timothy J. Keating
Timothy J. Keating
President and Chief Executive Officer